Exhibit 99.1

Mr. Cooper Group Reports First Quarter 2021 Financial Results

  Reported net income of $561 and $5.92 per diluted share, including other mark-to-market of $373 million⁽¹⁾, equivalent to a ROCE of 83%
  Generated record pretax operating income of $363 million, equivalent to a ROTCE of 43.1%
  Book value per share increased to $33.71 and Tangible book value per share increased to $31.97
  Originations generated pretax income of $362 million on record funded volume of $25.1 billion
  Servicing portfolio grew 3% quarter-over-quarter to $646 billion
  Announced sale of Title365 for $500 million
  Repurchased 4.5 million shares of common stock for $148 million in the quarter
  Quarter-end unrestricted cash was $674 million

⁽¹⁾ Other mark-to-market does not include fair value amortization

DALLAS--(BUSINESS WIRE)--April 29, 2021--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a first quarter net income of $561 million or $5.92 per diluted share. Net income included $373 million in other mark-to-market, which excludes fair value amortization of $19 million. Excluding mark-to-market and other items, the Company reported pretax operating income of $363 million. Other items were $1 million in severance charges related to corporate actions, $3 million in transaction costs related to Title365 sale, and $4 million of intangible amortization.

Chairman and CEO Jay Bray commented, “This quarter was a clear demonstration of how innovative technology, world-class operational discipline, and a culture of team members working together for customers can produce exceptional results, including record operating performance, record origination fundings, and strong growth in our servicing portfolio.”

Chris Marshall, Vice Chairman and CFO added, “Even after investing in MSRs and repurchasing shares, we ended the quarter with a very robust cash position and strengthened capital ratios. The company’s balance sheet and liquidity have never been stronger.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.5 million customers while simultaneously strengthening asset performance for investors. In the first quarter, Servicing recorded pretax income of $413 million, reflecting a total mark-to-market of $354 million, which included $373 million in other mark-to-market offset by $19 million in fair value amortization. The total servicing portfolio ended the quarter at $646 billion UPB. Servicing generated pretax operating income, excluding the full mark-to-market, of $59 million. At quarter end, the carrying value of the MSR was $3,359 million, of which $3,354 million was at fair value equivalent to 122 bps of MSR UPB and original cost basis of 86 bps.

	Quarter Ended
($ in millions)	Q4'20		Q1'21
	$	BPS	$	BPS
Operational revenue	$326	21.4	$375	23.6
Amortization, net of accretion	(130)	(8.5)	(153)	(9.6)
Mark-to-market	(6)	(0.4)	354	22.3
Total revenues	190	12.5	576	36.3
Total expenses	(169)	(11.1)	(125)	(7.9)
Total other expenses, net	(50)	(3.3)	(38)	(2.4)
(Loss) income before taxes	(29)	(1.9)	413	26.0
Mark-to-market	6	0.4	(354)	(22.3)
Accounting items	2	0.1	—	—
Pretax operating (loss) income excluding mark-to-market and accounting items	$(21)	(1.4)	$59	3.7
	Quarter Ended
	Q4'20	Q1'21
Ending UPB ($B)	$626	$646
Average UPB ($B)	$608	$634
60+ day delinquency rate at period end	5.8%	5.3%
Annualized CPR	33.1%	30.8%
Modifications and workouts	26,406	33,976

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans in the direct-to-consumer channel. Originations earned pretax income of $362 million.

Mr. Cooper funded 92,463 loans in the first quarter, totaling approximately $25.1 billion UPB, which was comprised of $11.4 billion in direct-to-consumer and $13.7 billion in correspondent. Funded volume increased 2% quarter-over-quarter.

	Quarter Ended
($ in millions)	Q4'20	Q1'21
Income before taxes	$435	$362

	Quarter Ended
($ in millions)	Q4'20	Q1'21
Total pull through adjusted volume	$23,706	$23,267
Funded volume	$24,526	$25,133
Refinance recapture percentage	35%	37%
Recapture percentage	29%	31%
Purchase volume as a percentage of funded volume	18%	12%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services for Mr. Cooper and third-party clients. The Xome segment recorded pretax income of $9 million and pretax operating income of $13 million in the first quarter, which excluded intangible amortization and accounting items related to transaction costs related to Title365 sale.

	Quarter Ended
($ in millions)	Q4'20	Q1'21
Income before taxes	$10	$9
Accounting items / other	6	3
Intangible amortization	2	1
Pretax operating income excluding accounting items and intangible amortization	$18	$13
	Quarter Ended
	Q4'20	Q1'21
Exchange properties sold	863	710
Average Exchange properties under management	15,132	14,210
Title completed orders	205,718	188,356
Solution completed orders	709,121	546,552
Percentage of revenue earned from third-party customers	47%	48%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on April 29, 2021 at 10:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 5199996 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investor section of www.mrcoopergroup.com. A replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 5199996 to access the replay. The replay will be accessible through May 14, 2021 at 1:00 P.M. Eastern Time.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing annualized earnings by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and intangible assets. Tangible book value per share is calculated by dividing tangible book value by the number of common shares outstanding. Management believes tangible book value and tangible book value per share are useful metrics to investors because they provide a more accurate measure of the realizable value of stockholder returns, excluding the impact of goodwill and intangible assets.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state, and local governmental responses to the pandemic; borrower forbearance rates and availability of financing. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2020	Three Months Ended March 31, 2021
Revenues:
Service related, net, excluding mark-to-market	$243	$234
Mark-to-market	(6)	354
Net gain on mortgage loans held for sale	716	679
Total revenues	953	1,267
Total expenses:	537	469
Other expense, net:
Interest income	84	89
Interest expense	(168)	(159)
Other expense, net	(85)	—
Total other expense, net	(169)	(70)
Income before income tax expense	247	728
Income tax expense	56	167
Net income	191	561
Net income attributable to non-controlling interest	—	—
Net income attributable to Mr. Cooper Group	191	561
Undistributed earnings attributable to participating stockholders	2	5
Net income attributable to common stockholders	$189	$556

Net income per share attributable to common stockholders:
Basic	$2.10	$6.22
Diluted	$2.00	$5.92
Weighted average shares of common stock outstanding (in millions):
Basic	90.2	89.5
Diluted	94.7	93.9

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (millions of dollars)

	December 31, 2020	March 31, 2021
Assets
Cash and cash equivalents	$695	$674
Restricted cash	218	261
Mortgage servicing rights	2,708	3,359
Advances and other receivables, net	940	838
Reverse mortgage interests, net	5,253	5,091
Mortgage loans held for sale at fair value	5,720	6,351
Property and equipment, net	116	118
Deferred tax assets, net	1,340	1,228
Other assets	7,175	6,793
Total assets	$24,165	$24,713

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,074	$2,074
Advance and warehouse facilities, net	6,763	7,379
Payables and other liabilities	7,392	7,140
MSR related liabilities - nonrecourse at fair value	967	957
Mortgage servicing liabilities	41	38
Other nonrecourse debt, net	4,424	4,221
Total liabilities	21,661	21,809
Total stockholders' equity	2,504	2,904
Total liabilities and stockholders' equity	$24,165	$24,713

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2020
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$87	$37	$113	$—	$237
Net gain on mortgage loans held for sale	103	613	—	—	716
Total revenues	190	650	113	—	953
Total expenses	169	218	104	46	537
Other (expense) income, net:
Interest income	57	26	—	1	84
Interest expense	(107)	(23)	—	(38)	(168)
Other income (expense), net	—	—	1	(86)	(85)
Total other (expense) income, net	(50)	3	1	(123)	(169)
Pretax (loss) income	$(29)	$435	$10	$(169)	$247
Income tax expense					56
Net income					191
Net income attributable to noncontrolling interests					—
Net income attributable to common stockholders of Mr. Cooper Group					191
Undistributed earnings attributable to participating stockholders					2
Net income attributable to common stockholders					$189
Net income per share
Basic					$2.10
Diluted					$2.00

Non-GAAP Reconciliation:
Pretax (loss) income	$(29)	$435	$10	$(169)	$247
Mark-to-market	6	—	—	—	6
Accounting items / other	2	—	6	87	95
Intangible amortization	—	—	2	5	7
Pretax income (loss), net of notable items	(21)	435	18	(77)	355
Fair value amortization (1)	(26)	—	—	—	(26)
Pretax operating (loss) income	$(47)	$435	$18	$(77)	$329
Income tax expense(2)					(80)
Operating income					$249
ROTCE(3)					44.1%
Average tangible book value (TBV)(4)					$2,263

(1)	Amount represents additional amortization required under the fair value amortization method over the cost amortization method.
(2)	Assumes tax-rate of 24.2%.
(3)	Computed by dividing annualized earnings by average TBV.
(4)	Average of beginning TBV of $2,176 and ending TBV of $2,350.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2021
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$449	$43	$96	$—	$588
Net gain on mortgage loans held for sale	127	552	—	—	679
Total revenues	576	595	96	—	1,267
Total expenses	125	231	87	26	469
Other (expense) income, net:
Interest income	66	23	—	—	89
Interest expense	(104)	(25)	—	(30)	(159)
Other income (expense), net	—	—	—	—	—
Total other (expense) income, net	(38)	(2)	—	(30)	(70)
Pretax income (loss)	$413	$362	$9	$(56)	$728
Income tax expense					167
Net income					561
Net income attributable to noncontrolling interests					—
Net income attributable to common stockholders of Mr. Cooper Group					561
Undistributed earnings attributable to participating stockholders					5
Net income attributable to common stockholders					$556
Net income per share
Basic					$6.22
Diluted					$5.92

Non-GAAP Reconciliation:
Pretax income (loss)	$413	$362	$9	$(56)	$728
Mark-to-market	(354)	—	—	—	(354)
Accounting items / other	—	—	3	1	4
Intangible amortization	—	—	1	3	4
Pretax income (loss), net of notable items	59	362	13	(52)	382
Fair value amortization (1)	(19)	—	—	—	(19)
Pretax operating income (loss)	$40	$362	$13	$(52)	$363
Income tax expense					(88)
Operating income(2)					$275
ROTCE(3)					43.1%
Average tangible book value (TBV)(4)					$2,552
(1)	Amount represents additional amortization required under the fair value amortization method over the cost amortization method.
(2)	Assumes tax-rate of 24.2%.
(3)	Computed by dividing annualized earnings by average TBV.
(4)	Average of beginning TBV of $2,350 and ending TBV of $2,754.

Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q4'20	Q1'21
Stockholders' equity (BV)	$2,504	$2,904
Goodwill	(120)	(120)
Intangible assets	(34)	(30)
Tangible book value (TBV)	$2,350	$2,754
Ending shares of common stock outstanding (in millions)	89.5	86.1

BV/share	$27.99	$33.71
TBV/share	$26.27	$31.97

Net income	$191	$561
ROCE(1)	31.5%	83.0%

Beginning stockholders’ equity	$2,341	$2,504
Ending stockholders’ equity	$2,504	$2,904
Average stockholders’ equity (BV)	$2,423	$2,704
(1)	Computed by dividing annualized earnings by average BV.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com